Exhibit 10.10

English translation

Sales Contract

Contract No: 20060311

Execution Place: Nanjing
Execution Date: March 8, 2006
Seller: CEEG (Nanjing) PV-Tech Co., Ltd.	Buyer: Jiangsu East China Micro-wave Equipment Co., Ltd.
Legal representative: TingXiu Lu	Legal representative:
Add.: 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing	Add.:
Postcode: 211000	Postcode:
Opening bank: China Merchants Bank Jiangning Sub-branch	Opening bank:
Accounts: 078002380175610001	Accounts:
Tel: 025-52766649	Tel: 13812355182
Fax:025-52766882	Fax: 025-83275377

The Parties hereby agree to trade the following products, and conclude the terms and conditions as follows:

Description	Specifications	Quantity	Unit	Unit price	Total Amount
Mono-crystalline TDB125	125*125S Eff.:13.50%	1,000 pcs (2,005.70W)	Watt	RMB 30.00/W	RMB 60,171.00
Total Amount (in word):		RMB Sixty Thousand One Hundred and Seventy One (RMB 60,171.00)

The above prices include 17% value added tax.

1. The Seller shall mark the detailed efficiency and batches of the cell. The Parties shall settle the payment in accordance with the actual solar power efficiency actually delivered, with the above fixed unit price.

2. Quality Requirement and Technical Standard: The cells provided by the Seller shall comply with the national standard GB12632-90. The efficiency tolerance: ±5%.

3. Criterion and Method of Inspection and Acceptance and Term of Claims: The Buyer shall inspect the goods according to the detailed specifications of each installment. The term of claims shall be within one week after the Buyer receives the goods.

4. Packing Requirement: The cells shall be packed in cartons that are suitable for highway transportation to satisfy the requirements for long distance transportation for a long time.

5. Destination of Delivery: The place where the Seller is located.

6. Form of Payment Settlement: The Buyer will pay 100% of the Contract value to the Seller upon the execution of the Contract.

7. Period of Delivery: The Seller shall deliver the goods on March 8, 2005 and the Buyer shall pay off the price value hereunder before April 8, 2005.

8. The Bill of Documents to be Provided by the Seller: The Seller shall submit the value added tax invoice to the Buyer within 7 days after the delivery of goods.

9. Force Majeure: Neither of the contractual Parties shall be liable for not fulfilling the obligations hereunder as a result of natural disasters, war, government interference or other events unforeseeable, unavoidable and insuperable by the Parties. However, the Parties shall provide within 7 days the valid documentary evidence issued by the notary department of the place where the force majeure event occurs.

10. Settlement of Disputes: All disputes arising from this Contract shall be settled through consultation by both Parties. In case no settlement can be reached through consultation, the Parties may file the dispute to the local court where this Contract is executed.

11. This Contract shall come into effect upon the execution of the Parties and the copies executed and delivered through telefax shall be as valid as the original.

The Seller:	The Buyer:

Entrusted Representative:	Entrusted Representative:
(Signature)	(Signature)

/s/	/s/

Date: March 8, 2006	Date: March 8, 2006

Additional Clause to the Contract

As to the price value under the contract (No. 20060311) entered into by and between CEEG (Nanjing) PV-Tech Co., Ltd. and Jiangsu East China Micro-wave Equipment Co., Ltd. on March 8, 2006, Jiangsu East China Micro-wave Equipment Co., Ltd. hereby undertakes that it will pay RMB 60,171.00 (RMB Sixty Thousand One Hundred and Seventy One only) before April 8, 2006. Therefore, CEEG (Nanjing) PV-Tech Co., Ltd. shall deliver the goods on March 8, 2005.

Jiangsu East China Micro-wave Equipment Co., Ltd.

/S/ Gu Zhenghong
March 8, 2006